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                                                                   EXHIBIT 10.39
                             RF Monolithics, Inc.
                             Consulting Agreement

This Agreement is entered into this 28/th/ day of June, 2000 by and between RF Monolithics, Inc. having offices at 4347 Sigma Road, Dallas, Texas 75244 (:RFM") and Thomas S. Garrett ("Consultant"), whose principal place of business is at 600 Hudnall Court, Keller, Texas 76248. The purpose of the Agreement is to engage the services of Thomas S. Garrett as a Consultant to RFM.

IT IS AGREED

1.   Responsibilities of Consultant

     A. Consultant responsibilities under this Agreement shall be to perform such duties as necessary and assigned by the President and Chief Executive Officer of RFM. Consultant will report to David M. Kirk, President and Chief Executive Officer of RFM.

     B. Consultant responsibilities under this Agreement may include, but are not limited to:

          Transitioning RFM's Manufacturing organization into a world-class operation where product costs, inventories and cycle time are reduced, processes are stable, capacity is assured, outsourcing is evaluated and implemented where appropriate and costs are among the lowest in the industry.

1.   Terms and Conditions

     Term: The term of this Agreement shall be through January 31, 2001.

     Consulting Fee: Consultant will work full-time, five (5) days per week, and be compensated at a rate of $11,666.67 pr month, earned and paid monthly. The RFM Restricted Stock which was granted to you on January 26, 2000 and its terms as described in the Consulting Agreement dated February 1, 2000 will remain a part of this Agreement.

     Termination: RFM may terminate this Agreement immediately in the event Consultant accepts any employment or consulting arrangements with third parties which RFM may, in its reasonable discretion, consider to be detrimental to RFM's business interest.
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     Either party may terminate this Agreement at its convenience, for any or no reason whatsoever, upon thirty (30) days' prior written notice to the other. In such event, Consultant shall continue to provide services until the termination date, unless otherwise advised by RFM.

2.   Confidentiality

     Consultant recognizes that RFM has and will have copyrights, business affairs, future plans, trade secrets, process information, technical information and other proprietary information (collectively, "Information") which are valuable, special and unique assets of RFM. Consultant agrees that he will not at any time or in any manner, either directly or indirectly, use any Information for the Consultant's own benefit, or divulge, disclose or communicate in any manner any Information and treat it as strictly confidential.

3.   Ownership of Work Project

     Consultant agrees that any and all ideas, improvements, inventions and work of authorship conceived, written, created or first reduced to practice in the performance of work under this Agreement ("Work Product") shall be the sole and exclusively property of RFM and hereby assigns to RFM all its rights, titles and interests, in and to, any and all such Work Product.

4.   Survival

     Section 4 shall survive termination or expiration of this Agreement for a period of three (3) years from the effective date of such termination or expiration.

5.   General

     Consultant will work exclusively for RFM. Consultant shall obtain RFM approval prior to engaging in any consulting or other collaboration with institutions other than RFM. Consultant shall not work or consult for RFM's competitors including, but not limited to, Telefilter, SAWtek, Toko, Siemens, TMX, AVX and Panasonic.

     Consultant is not eligible to participate in the Company's employee benefits program. This Agreement does not constitute an employment contract with RFM.
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This Agreement constitutes the complete understanding and agreement with respect to the subject matter thereof, and supersedes all prior understandings and agreements relating to its subject matter. This Agreement may not be waived, modified or amended unless mutually agreed upon in writing. This Agreement, nor any rights or obligations, may not be assigned by Consultant without written consent of RFM. This Agreement shall be governed by the laws of the State of Texas

Agreed to this 28/th/ day of June, 2000


RF Monolithics, Inc.                        Thomas S. Garrett

/s/ David Kirk                              /s/ Thomas S. Garrett
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(Signature)                                         (Signature)


President & CEO                             Consultant
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(Title)                                     (Title)